VOYAGER LEARNING PROFIT SHARING RETIREMENT PLAN

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-99982, 333-48425, 333-58293, 333-93099, 333-127232, and 333-101186 on Form S-8 of ProQuest Company of our report dated June 27, 2007 appearing in this Annual Report on Form 11-K of ProQuest Profit Sharing Retirement Plan for the year ended December 31, 2007.

Crowe Chizek and Company LLC

South Bend, Indiana

June 25, 2008